UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB - 2/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                (Amendment No. 1)

                                 The Gizmo Company
     -----------------------------------------------------------------------
                 (Name of small business issuer in its charter)


                  Nevada                        6770             To Be Applied
    -------------------------------  ---------------------------  ------------
  (State or other jurisdiction       Primary and Industrial    (I.R.S.Employer
     of incorporation or           classification code number)  Identification
       organization                                                 No.)


                ------------------------------------------------

                                14 Pico Crescent
                           Thornhill, Ontario L4J 8P4
                                 (905) 731-0189
         -----------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                -------------------------------------------------

                           Marvin N. Winick, President
                                14 Pico Crescent
                           Thornhill, Ontario L4J 8P4
                                 (905) 731-0189
     -----------------------------------------------------------------------
     (Name and address, including zip code, and telephone number, including area code, of agent for service)

         Approximate date of proposed sale to public:
     As soon as applicable after this registration statement becomes effective.

     If any of these securities being registered on this Form are to be Offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [ x ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration Statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

                                                 MAXIMUM
                                   MAXIMUM     OFFERING PRICE   AMOUNT OF
TITLE OF EACH CLASS OF           AMOUNT TO BE     PER          REGISTRATION
SECURITIES TO BE REGISTERED       REGISTERED      SECURITY          FEE(1)

Common stock                       2,000,000         $ 0.50          $ 81.00

     (1) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457. This fee has already been paid as part of the original filing.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


       Subject to completion dated

     Information contained herein is subject to completion or amendment. A registration statement as contained herein relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                    PROSPECTUS

Initial Public Offering
--------------------------

                                 The Gizmo Company

                             2,000,000 COMMON SHARES

                                $ 0.50 PER SHARE

     The Gizmo Company is a start-up company organized in the State of Nevada to pursue a business combination.

     We are offering these shares through our President without the use of a professional underwriter. We will not pay commissions on sale of the shares.


     This offering will expire 270 days from the date that this prospectus becomes effective and if the minimum of 1,000,000 shares at $ 0.50 per share or $ 500,000 is not sold by that time.


     This is our initial public offering, and no public market currently exists for our stock. Our initial public offering price for our stock will be $ 0.50 per share.

              -----------------------------------------------------
     Your investment in our securities involves a high degree of risk. Before investing in our securities, you should consider carefully the risks SEE RISK FACTORS AS OUTLINED ON PAGE 7.

             ------------------------------------------------------

INFORMATION SUMMARY

The offering                Per Share                          Total

Public offering price        $ 0.50                        $ 1,000,000

Underwriting costs           $ 0.00                                  0
                             ------                          ---------

Net Proceeds                 $ 0.50                       $  1,000,000
                             ======                         ==========

     Our common stock is not listed on any national securities exchange or the NASDAQ stock market.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

     The Company has entered into an escrow arrangement with Archer Alexander Securities an NASD registered broker.


The date of this prospectus is                .

PART I  - PROSPECTUS INFORMATION
                                                                      PAGE

1. Front Cover Page of Prospectus                                       1.
Inside Front and Outside Back Cover Pages of Prospectus                 2
3. Summary                                                              3
Prospectus Summary......................................................5

Risk Factors............................................................7

Rule 419...............................................................10

Prior Blank Check Involvement..........................................11
Use of Proceeds.............................. .........................12

Capitalization.........................................................13
Determination of Offering Price............................... ........13
Dividend Policy............................  ......................... 13
Dilution...............................................................13
Selling Securities Holders.............................................13

Plan of Distribution                                                   14

Legal Proceedings......................................................15
Directors, Executive Officers, Promoters, and Control Persons..........15

Security Ownership of Management and Certain Beneficial Owners.........16
Description of Securities..............................................16
Interest in Named Experts and Counsel..................................16

Disclosure of Commission Position of Indemnification for Securities
 Act Liabilities.......................................................17

Organization Within the Last Five Years                                18
Description of Business................................................18

Management's Discussion and Analysis of Financial Condition and
                Results of Operations..................................21

Description of Property................................................22
Certain Relationships and Related Transactions.........................22

Market For Common Equity and Related Stock Matters..             ......23
Executive Compensation                                                 23
Financial Statements                                                   23

Changes In and Disagreements With Accountants on Accounting
   And Financial Disclosure                                            41

Indemnification of Directors and Officers..............................41

Recent Sales of Unregistered Securities.........................       42

Undertaking............................................................43

Exhibits               ................................................43

Signatures                                                             44


                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS OR IN DOCUMENTS REFERRED TO IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE INVESTING IN OUR SECURITIES, INCLUDING THE "RISK FACTORS", "BUSINESS" AND SELECTED FINANCIAL DATA" SECTIONS.

                                     The Gizmo Company

     The Company was formed with the contemplated purpose to raise funds in the public market in order to find a suitable business acquisition and/or merger candidate.

     This prospectus is initial in stage as the Company may have to register additional shares in order to raise additional capital if required and as result will file a post-effective amended registration statement.

     We are a blank check company subject to Rule 419 under the Securities Act of 1933. We were organized as a vehicle to acquire or merge with an operating business.

SUMMARY FINANCIAL INFORMATION

     The following is a summary of our financial information and is qualified in its entirety by our audited financial statements.




                                            For the      From Inception
                                           Three Months     June 4 2001
                                            Ended              To
                                       March 31, 2003  March 31, 2003
                                           Unaudited       Unaudited
                                          ----------------------------
Statement of Income Data:
Net Sales                                          0            0
Net profit (Loss)                            $     0    $  (1,545)
Net Loss Per Share                           $ (0.00)   $   (.001)
Shares Outstanding at 2/28/03              1,000,000    1,000,000


                                              As of
                                          March 31, 2003
                                           Unaudited
                                     -----------------
Balance Sheet Data

Cash                                       $          0
Working Capital                            $          0
Total Assets                               $          0
Long Term Debt                             $          0
Total Liabilities                          $        545
Total Shareholders' Equity                 $       (545)

                                     SUMMARY OF OFFERING

Common stock outstanding prior to this offering...................1,000,000

Securities offered by us in this offering...2,000,000 shares of common stock

Minimum amount of securities to be sold     1,000,000 shares of common stock

Common stock to be outstanding after this
                      offering..............3,000,000 shares of common stock


Use of proceeds...................................    We intend to use the
                                                      net proceeds of this
                                                      offering to seek out a
                                                      suitable business
                                                      acquisition.

Trading symbols...................................... Under Rule 419 we plan only to list our shares
                                                      once an acquisition has
                                                      taken place and a post-
                                                      effective registration
                                                      statement has been filed.




Limited State Registration

     Initially, the only state in which our securities may be sold is New York State. Therefore, you may only resell your shares in New York State. In the event we expand the number of states in which our securities will be sold, we will file a post-effective amendment to the registration statement and re-circulate prospectuses to all prospective investors to whom prospectuses had previously been distributed. In addition, we may sell shares to investors who reside in foreign countries. In that event, we will register or qualify the sale of our shares in such country unless an exemption from registration or qualification is available.

                                     RISK FACTORS


     The securities offered hereby are highly speculative in nature and involve a high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. Therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors, as well as all other information set forth in this Prospectus. The following risks and uncertainties are not the only ones we face. Risks and uncertainties which either we do not know about or we currently believe are immaterial may also materially impair our business operations. If any of the following risks occur, our business, results of operations, financial position or cash flows could be materially adversely affected. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment.

You Will Not Have Access To, Or Interest On, Your Investment.

     You may not have access to your funds for up to 18 months from the date of this prospectus; if returned you will not get interest on your funds. If we are unable to locate an acquisition candidate meeting our acquisition criteria, you will have to wait 18 months from the date of this Prospectus before your funds are returned, without interest. You will be offered return of your funds held in escrow only upon the reconfirmation offering required to be conducted upon execution of an agreement to acquire an acquisition candidate which represents 80% of the maximum offering proceeds.

If Other Investors Do Not Reconfirm Their Investment Under Rule
419, You Will Not Realize Any Benefit From This Transaction.

     If a sufficient number of investors do not reconfirm their investments, the business combination will not be closed and you will not be issued your securities. Your funds, intended for investment, will, however, be returned, without interest, even though you may otherwise wish to invest, and you will not have realized any benefit from this transaction.

If a Business Combination Transaction Does Not Occur On a Timely
Basis, You Will Not Realize Any Benefit From This Transaction.

     We many never consummate a business combination. If a business combination is not identified, contracted and consummated within 18 months of this Prospectus, the Company will not be able to sustain operations until it finds another investment, and more importantly to you, your funds, intended for investment, will, however, be returned, without interest, even though you may otherwise wish to invest, and you will not have realized any benefit from this transaction.

We Rely Heavily On Our Management Which We May Lose And Not Be
Able To Replace.

     Future success, to a material extent, will depend on services of our Directors and officers. We are dependent upon a relatively small number of management personnel. There are no employment agreements or key man life insurance. The loss of any of these management personnel could have an adverse effect on us. Competition for qualified persons exists, and the ability to replace, retain and attract qualified individuals are risks we face. The failure to retain or replace members of Management could have a material adverse impact on the Company.

Management's Lack of Full Time Attention May Materially Hurt Our
Pursuits.

     Our future success relies heavily on Management's attention to our business plan, including locating and contracting and consummating, if possible, a business combination within the 18 month time period. However, Management does not devote full time to our Company and so lack of attention may mean the failure of our business pursuits due to a failure of Management to timely and adequately undertake our objectives.

We May Suffer Losses Due To Management Indemnification.

     We are involved in a speculative business, which can result in suits and claims relating to Management's determinations or actions. Indemnification of directors, or officers, as in the case of negligence, by our Company, could result in substantial expenditures being made in covering any liability of such persons or in indemnifying them.

We Suffer From No Operating History And We May Never Have Any
Material Operations.

     This Company has had no operations to date. While we may pursue a business combination, such pursuit will not generate cash flow. If the Company is unable to successfully locate a business venture or commence its own operations, it is unlikely that the Company would be able to have operations or cash flow from operations.

We May Not Be Able To Continue As A Going Concern.

     The Company has no revenues or cash flow to date and will require that on an interim basis Management supplement any funds required to sustain the Company's limited operations until it can consummate an acquisition and access any funding. If Management is unable or unwilling to advance such supplemental funds, the ability of the Company to continue as a going concern will be severely hampered and the result may be a termination of our business pursuits.

Needed Financing May Be Unavailable or Too Costly.

     We need capital to operate. Easy.com believes it has sufficient capital to operate until capital is both raised under this offering and may be utilized by the Company in relation to a closed acquisition. However, we suffer from the risk that capital may be needed prior to the funding and closing. Adequate financing may not be available or on terms acceptable. If sufficient capital is not available, or is available at prohibitive cost, we may be required to delay our business plan or incur expenses or debt prior to the offering being completed.

Lack of Prior Market for Securities of the Company.

     No prior market has existed for the securities being offered hereby and so you cannot benefit from information about prior market history as to your decisions to invest which means you are at further risk if you invest.

A Market For Our Securities May Not Develop.

     No assurance can be given that a market will develop subsequent to this registration statement unless the Company consummates a business combination and many other conditions are met. You may never be able to sell your securities in any market involving our shares unless that market can be established.

A Market For Our Stock Will Be Subject To Penny Stock Rules

     We hope to establish a market for the trading or our common stock. Our stock will probably be subject to the low-priced security or so called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the U.S. Securities and Exchange Commission, any equity security that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market risks.

Future Dilution of Stock Ownership And Price

     Once a business combination is consummated, additional offerings may have to be made in the future to meet Company needs. Offerings may include warrants for issuance of additional common stock, further diluting the common stock outstanding. These warrants, if exercised, will most likely require that we register shares for resale. Even when shares are not registered for resale, the rules of the Securities and Exchange Commission permit a holder who has held shares for one year to sell the stock into the public market subject, in some cases, to volume and other limitations. A person who has held shares for two years can generally sell without limitation. The issuance of additional shares by the Company will dilute your ownership percentage in the Company and to the extent shares are issued for payments less than your payment per share, you will suffer investment dilution.

Absence of Cash Dividends May Affect a Shareholder's Return on
Investment.

     Investors may receive little or no dividends. The board of directors has not directed the payment of any dividends, and does not anticipate paying dividends on the shares for the foreseeable future and intends to retain any future earnings to finance the growth of business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of the Company, and mostly this will relate to the business of the potential business combination, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

WARNING ABOUT FORWARD-LOOKING STATEMENTS


     This prospectus and the documents referred to in this prospectus contain "forward-looking statements".


     Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan or estimate. For example, our forward-looking statements may include statements regarding:

     - our growth plans, including our plans to acquire an operating business entity;

     - the possible effect of inflation and other economic changes on our costs, and profitability, including the possible effect of future changes in operating costs and capital expenditures;

     - our cash needs, including our ability to fund our proposed capital expenditures and working capital requirements;

     - this being a start-up situation, the timing of cash requirements and the expected projected profitability; and

     - our expectations regarding competition.

     For a discussion of the risks, uncertainties, and assumptions that could affect our future events, developments or results, you should carefully review "Risk Factors". In light of these risks, uncertainties and assumptions, the future events, developments or results described by our forward-looking statements in this prospectus or in the documents referred in this prospectus could turn to be materially different from those we discuss or imply. We have no obligation to publicly update or revise our forward-looking statements after the date on the front cover of this prospectus and you should not expect us to do so.

RULE 419

YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

     Rule 419 requires that offering proceeds and the certificates, representing the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met certain basic conditions:

     - We must execute an agreement for the acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

     - We must file a post-effective amendment to or registration statement which includes the results of this offering including, but not limited to, the gross offering proceeds raised, and any, amounts disbursed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds dispersed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by Rule 419. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements.

     The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

     The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 businessdays after the effective date of the post-effective amendment.

     Each investor will have no fewer than 20 and no more than 45 business days from the effective date, of the post-effective amendment to notify us in Writing that the investor elects to remain an investor.

     If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related dividends or interest held in the escrow account on that Investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

     The acquisition will be closed only if a minimum number of investors representing 80% of the units sold elect to reconfirm their investment.

     If a closed acquisition has not occurred by September 2003, the funds Held in the escrow account shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.

     The funds will be released to us, and the securities will be released to you, only after:

     The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

     We have executed an agreement for the acquisition of a candidate for which the fair market value of the business represents at least 80% of the maximum offering proceeds, including the total exercise price of warrants if any, and has filed the required post-effective amendment.

         The post-effective amendment has been declared effective.

     We have satisfied all of the prescribed conditions of the reconfirmation offer.

     The acquisition of the business with a fair value of at least 80% of the maximum proceeds has closed.

     Accordingly, we have entered into an escrow agreement with Archer Alexander Securities, a NASD brokerage firm in Kansas which is attached hereto as an exhibit.:

     Rule 419 also allows for warrants, convertible securities or other derivative securities relating to securities held in the escrow account to be exercised or converted in accordance with their terms, provided that certificates representing the securities received upon exercise or conversion, together with any cash or other consideration paid for the exercise or conversion, be promptly deposited into the escrow account. However, you and other warrant holders may not exercise your warrants until the escrow agent has released the funds to us and the share certificates and warrant certificates to you and other investors.

PRIOR BLANK CHECK INVOLVEMENT

Mr. Winick is involved in the following:


COMPANY            POSITION      STILL A    INITIAL    1934 ACT
                     HELD        MEMBER     PUBLIC    REPORTING      DATE
                                           OFFERING    CURRENT     COMMENCED
                                                         (2)         (3)
(1)MULTIMOD          PRESIDENT/
  INVESTMENTS, LTD.  DIRECTOR     YES        NO         YES        May 10, 2000

(1)SUPER VENTURES    PRESIDENT/
   CORPORATION       DIRECTOR     YES        NO         YES        May 9, 2000

(1)AMANTE            PRESIDENT/
    CORPORATION      DIRECTOR     YES        NO         N/A        OCT 9, 2001

(1)BELLWEATHER       PRESIDENT/
    CORPORATION      DIRECTOR     YES        NO         N/A        OCT 9, 2001

(1)CREIGHTON         PRESIDENT/
    CORPORATION      DIRECTOR     YES        NO         N/A        OCT 9, 2001

(1)NEW ODEON         PRESIDENT/
    CORPORATION      DIRECTOR     YES        NO         N/A        OCT 9, 2001

(1)LEONHARDT         PRESIDENT/
    CORPORATION      DIRECTOR     YES        NO         N/A        OCT 9, 2001

(1)CPW CAPITAL       PRESIDENT/
    CORPORATION      DIRECTOR     YES        NO         N/A        OCT 9, 2001

(1)MNWBSC INVESTMENT PRESIDENT/
    CORPORATION      DIRECTOR     YES        NO         N/A       OCT 10, 2001

(1)MYOCASH INC.      PRESIDENT/
                     DIRECTOR     YES        NO         YES       NOV 17, 2000

(1)EASY.COM, INC.    SEC-TREAS    YES        NO         YES       MAY 9, 2000
                     DIRECTOR

     (1) Mr. Winick will also act as the internal accountant for all of the companies. There have been no mergers or acquisitions or transactions with any of the companies at the time of filing this registration statement.

     (2) All of these companies have or will be filing Form SB-2 or amendments as the case may be. None of the Companies have raised any funds to date and will not commence to do so until the filing of their registration statement becomes effective.

     (3) N/A - means that these companies are in the process of filing their amended SB-2 registration statements and once effective will become reporting issuers under the 1934 Act.

USE OF PROCEEDS

     We estimate that we will receive net proceeds of approximately $1,000,000 from our sale of 2,000,000 shares offered by us if all securities are sold. If only the minimum of 1,000,000 shares are sold, then we will receive $ 500,000. These estimates are based on an offering price of $0.50 per share of common stock We expect to use the net proceeds of this offering for the following purposes:

If Maximum Offering is Sold

                                                  Amount         Percentage
         Business acquisitions                  $   900,000        90.0%

         Working capital and general corporate
                purposes                            100,000        10.0%
                                                 ----------       -----

         Total                                  $ 1,000,000       100.0%
                                                 ==========      ======


If Minimum Offering is Sold

                                                   Amount      Percentage
         Business acquisitions                   $  450,000        90.0%

         Working capital and general corporate
                purposes                             50,000        10.0%
                                                  ---------       -----

         Total                                   $  500,000       100.0%
                                                  =========      ======


     The use of proceeds is subject to the conditions as set out above in compliance with Rule 419.


     Working capital and general corporate purposes including the following:

-        hiring of personnel;
-        enhancing support and management systems;
-        funding short term losses;
-        setting up of office environment for corporate headquarters;
-        payment of staff;
-        acquisition of office and telecommunication equipment.

     On the assumption that we will proceed with our original business objectives, then we will expect the net proceeds from this offering, together with the future expected cash flows from operations, will be sufficient to fund our operations and capital requirements for at least 12 months following the consummation of this offering.

     We may be required to seek additional sources of capital sooner if:

     - operating assumptions change or prove to be inaccurate; or

     - we wish to may further business acquisitions not intended from this offering which may require additional funds.

     None of the funds raised in connection with the proceeds above will be used to repay advances made by founders, directors or officers or any unrelated parties who may advance funds from time to time in order to keep the Company operational until the Company meets its business objectives.

     Pending the uses described above or in the event that Rule 419 does not apply, the net proceeds will be invested in a money market account and/or short-term government bonds.

CAPITALIZATION


The following table sets forth our capitalization as of March 31, 2003.

                                                 March 31, 2003
                                                  (Unaudited)
                                               -------------------
Long term debt                                       $      0

Stockholders' equity
Preferred stock, par value $.001, authorized
5,000,000, issued - none
Common stock, $ 0.001 par value, authorized
50,000,000, issued - 1,000,000                          1,000

Deficit accumulated during the development
Stage                                                  (1,545)
                                                       ------

Total stockholders' equity                               (545)
                                                       ------

Total Capitalization                                 $   (545)
                                                       ======

DETERMINATION OF OFFERING PRICE

     The offering prices are purely arbitrary, the Company is a development stage company with no discertainable operations at this time and has not had its shares listed on any stock exchange. Through this registration statement the Company wishes to list its shares and by doing so establish a reasonable share price based on the expectations of selling shares and realizing its business objectives to be discussed below. (See: Description of Business).

DIVIDEND POLICY

     Holders of the Company's Common Stock are entitled to dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

DILUTION

     The dilution between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value(total tangible assets less total liabilities) by the number of shares of common stock outstanding.

     Our net tangible book value as of March 31, 2003 was $ 0.00 Our net tangible book value per share was $0.00. The public offering per share is $ 0.50 and the net proceeds will be $ 0.50 per share. The pro forma net tangible book value after the offering will be $ 999,455 assuming the maximum is sold and $ 499,455 assuming the minimum is sold. The pro forma net tangible book value per share after the maximum offering will be $ 0.33 per share and $ .25 per share assuming the minimum offering is sold. Therefore the shares purchased by investors assuming all shares of this offering will be sold will be diluted by $
0.17 or 34% and $ .25 per share or 50% assuming the minimum offering is sold respectively. As of March 31, 2003 there were 1,000,000 shares of our common stock outstanding. Dilution represents the difference between the public offering price and the net pro forma tangible book value per share immediately following the completion of the public offering.

     The table below sets forth, as of the date of the prospectus, the percentage of our common stock to be purchased by the public investors compared to the percentage of our common stock to be purchased by the public investors compared to the percentage of our common stock to be owned by the present stockholders, and the comparative amounts paid for shares by the public
investors  as  compared  to  the  total   consideration   paid  by  our  present
stockholders.


                                   Approximate                Approximate
                                    Percentage                 Percentage
                     Shares       Total Shares    Total          Total
    Stockholder    Purchased      Outstanding   Consideration Consideration
   -------------------------------------------------------------------------
New Investors       2,000,000        66.6%       $ 1,000,000        99.9%

Existing
  Stockholders      1,000,000        33.4%       $     1,000         0.1%

     We sold 1,000,000 shares to the founders, officers and directors for expenses and services rendered on behalf of the Company. These shares are not being registered.


SELLING SECURITY HOLDERS

         There are no selling shareholders in this registration statement.


PLAN OF DISTRIBUTION

     This is a self-underwritten offering. We offer the right to subscribe for 2,000,000 shares at $ 0.50 per share. This offering will close after 270 days (the "Closing Date") from the date of that this prospectus becomes effective unless the entire offering amount is sold before that date, otherwise we will expect to raise a minimum of $ 500,000 by the closing date. We will not pay any compensation to any person for the offer and sale of the shares.

     Mr. Geoff Clein our President shall conduct this share offering. He plans to distribute prospectuses related to this offering. We estimate that we will distribute approximately 100 prospectuses to acquaintances, friends and business associates.

     Although Mr. Clein is an "associated person" as that term is defined in Rule 3a4-1 under the Securities Exchange Act, he will not be deemed to be a broker because:

     - he will not be subject to a statutory disqualification as that term is defined in Section 3(a) of the Securities Exchange Act at the time of the sale of the securities;

     he will not be compensated in connection with the sale of our shares; and

     he shall restrict his participation to the following activities:

     preparing written communications or delivering them through the mails or other means that does not involve his oral solicitation of a potential purchaser;

     In order to comply with the securities laws of certain states. If applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption for such registration or qualification requirement is available and complied with. Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation paid commissions, discounts, or concessions from the selling shareholder and/or purchasers of the common stock from whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commission rates.

     Geoff Clein may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended, Any broker-dealers who may act in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

     We cannot presently estimate the amount of compensation if any that any agent will receive. We know of no existing arrangements with any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. At a time particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers, any compensation and any other required information.

     Our officers and directors will pay all of the expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents if and when such brokers-dealers and agents are engaged by the Company. The Company has also agreed to indemnify the directors against specified liabilities including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company, we have advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

     We have also advised the other shareholders that if they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes associated persons any affiliated purchasers, and any broker-dealer or other person who participate in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered here by this prospectus.

LEGAL PROCEEDINGS

     The Company is currently not a party to any pending legal proceedings and no such action by, or to the best of its knowledge, against the Company has been threatened. The Company has been inactive from inception through to the date of this registration statement.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The directors and executive officers of the Company and their respective ages are as follows:

Name                  Age         Position                          Term
Marvin N. Winick         53       Director, Secretary Treasurer
                                                  and CFO           1 yr

Geoff Clein              40       Director and President            1 yr



    All directors and officers have been appointed and/or elected as such from inception.

     All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. The Company has not compensated its directors for service on the Board of Directors or any committee thereof. As of the date hereof, no director has accrued any expenses or compensation. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. The Company does not have any standing committees at this time.

     No director, or officer, or promoter of the Company has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

     The business experience of the persons listed above during the past five years are as follows:

Marvin N. Winick


    Mr. Marvin N. Winick, 53 years old, has been a Director of the Company since inception May 9, 2000. Mr. Winick is a self-employed Canadian accountant for the last 25 years who has done consulting and accounting for several U.S. companies including Mega-C Technologies Inc., and Tri Clean Enterprises Inc.,
Achievor Recovery Limited. He also a Director and President and or Secretary/Treasurer of a number of companies for which he is responsible for regulatory filings and internal accounting including the filing of the various Companies' 10Q's, 10K's, 8K's, SB-2's and other related SEC required filings which include CPW Capital Corporation, MNWBSC Investment Inc., Amante Corporation, Quotidien Corporation, Bellweather Corporation, New Odeon Corporation, Leonhardt Corporation, The Gizmo Company, Multimod Investments, Ltd., B.Com, Inc. and Super Ventures Corporationhat Mr. Winick has had several years of computer, accounting and experience in US securities laws which has helped him to assist other companies as mentioned above.

Mr. Geoff Clein

     Mr. Clein has worked in the technology sector involving the development of multi-currency internet credit card processing, founded and managed the development of an internet lottery system. Presently he is the General Manager of Syzygy Solutions Ltd. which has developed a patent pending solution to credit card fraud, both for card-present and card-not-present transactions. From September 1999 to May 2001 Mr. Clein headed up the R&D department of eXXactly.com Ltd. which did portfolio evaluations and online trading for the offshore investment community. From June 1996 to September 1999, Mr. Clein was the the Founder and Operations Manager of UnoLotto & iCabs, 2 companies formed simultaneously in the business of real-time credit card processing and advanced web-based lottery systems.
Sterling Klein

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (hereinafter referred to as the "Commission") initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership, of Common Stock and other equity securities of the Company on Forms 3, 4, and 5, respectively. executive officers, directors and greater than 10% shareholders are required by commission regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, all shareholders who own more than 10% and all of the Company's executive officers, directors will comply with Section 16(a) filing requirements applicable to them once the Company begins to trade on a stock exchange.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

     The following table sets forth information, to the best knowledge of the Company as of March 31, 2003, with respect to each person known by the Company to own beneficially more than 5% of the Company's outstanding common stock, each director of the Company and all directors and officers of the Company as a group.

Name of Address of                  Amount and Nature of      Percent of Class
Beneficial Owner                    Beneficial Ownership
The LLAP Trust(1)                355,400    Common            35.5%
Guernsey
Channel Islands
99000

Daniel Aufgang                   265,700    Common            26.6%
Dan Lener 68h/3
Beit Shemesh, Israel
99000

Les Fried                        298,900    Common            29.9%
38/2 Hayarkon
Box 71104
Ramat Beit Shemesh
Israel 99000

Marvin Winick                     50,000    Common             5.0%
14 Pico Crescent
Thornhill, Ontario L4J 8P4
(1)      Owned indirectly by Karen Libi

All Executive Officers and Directors
as a Group(2 people)             405,400    Common            40.5%

DESCRIPTION OF SECURITIES

Common Stock

     The Company is authorized to issue 50,000,000 shares of common stock, par value $.001, of which 1,000,000 shares are issued and outstanding as of the date hereof. All shares of common stock have equal rights and privilegeswith respect to voting, liquidation and dividend rights. Each share of Common Stock entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefor; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation of the Company. Stockholders of the Company have no pre-emptive rights to acquire additional shares of Common Stock or any other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock
     Shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the Board of Directors. The Company is authorized to issue 5,000,000 shares of preferred stock, at a par value of $ .001. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions thereof shall be established by the Board of Directors, except that no holder of Preferred Stock shall have preemptive rights. At the present time no terms, conditions, limitations or preferences have been established. The Company has no shares of preferred Stock outstanding, and the Board of Directors has no plan to issue Any shares of preferred Stock for the foreseeable future unless the issuance Thereof shall be in the best interests of the Company.

INTEREST OF NAMED EXPERTS AND COUNSEL

     There are no experts, professional advisers, or attorneys that have an interest in the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

     Article XI of the Company's Articles of Incorporation contains Provisions providing for the indemnification of directors and officers of the Company as follows:

     (a) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is otherwise serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct is unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

     (b) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not, opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of anyaction, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.
     (d) Any indemnification under Section (a) or (b) of this Article(unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a Majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for purpose.

     (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition or such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     (f) The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.
     (g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Amended Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such a person.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

NONE APPLICABLE

DESCRIPTION OF BUSINESS

Business Development

     The Gizmo Company (the "Company") was organized on June 4, 2001, under the laws of the State of Nevada, having the stated purpose of engaging in any lawful activities. The Company was formed with the contemplated purpose to acquire a business that may be engaged in technology industry in the United States and elsewhere. The Company is searching for a viable entity Upon which to merge and/or acquire.
     The Company has never engaged in an active trade or business throughout The period from June 4, 2001 until the filing of this form. On June 5, 2001 the Company issued a total of 1,000,000 shares of common stock to officers, directors, and other individuals who contributed services to the Company.
     The Company has now begun to consider and investigate potential business opportunities. The Company is considered a development stage company and, due to its status as a "shell" corporation, its principal business purpose is to locate and consummate a merger or acquisition with a private entity.

     Because of the Company's current status of having limited assets and no recent operating history, in the event the Company does successfully acquire or merge with an operating business opportunity, it is likely that the Company's present shareholders will experience substantial dilution and there will be a probable change in control of the Company.

     On September 1, 2001, the Company also determined it should become active in seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses.

     Any target acquisition or merger candidate of the Company will become subject to the same reporting requirements as the Company upon consummation of any such business combination. Thus, in the event that the Company successfully completes an acquisition or merger with another operating business, the resulting combined business must provide audited financial statements for at least the two most recent fiscal years, or in the event that the combined operating business has been in business less than two years, audited financial statements will be required from the period of inception of the target acquisition or merger candidate.

     The Company's principal executive offices are located at 14 Pico Crescent, Thornhill, Ontario Canada L4J 8P4 and its telephone number is (905) 731-0189.

Business of Issuer

     The Company has no recent operating history and no representation is made, nor is any intended, that the Company will be able to carry on future business activities successfully. There can be no assurance that the Company will have the ability to acquire or merge with an operating business, business opportunity or property that will be of material value to the Company.

     Management plans to investigate, research and, if justified, potentially acquire or merge with one or more businesses or business opportunities. The Company currently has no commitment or arrangement, written or oral, to participate in any business opportunity and management cannot predict the nature of any potential business opportunity it may ultimately consider. Management will have broad discretion in its search for and negotiations with any potential business or business opportunity.

Sources of Business Opportunities

     The Company intends to use various sources in its search for potential business opportunities including its officers and directors, consultants, special advisors, securities broker-dealers, venture capitalists, member of the financial community and others who may present management with unsolicited proposals. Because of the Company's limited capital, it may not be able to retain on a fee basis professional firms specializing in business acquisitions and reorganizations. The Company will most likely have to rely on outside sources, not otherwise associated with the Company, that will accept their compensation only after the Company has finalized a successful acquisition or merger. The Company will rely upon the expertise and contacts of such persons, will use notices in written publications and personal contacts to find merger and acquisition candidates, the exact number of such contacts dependent upon the skill and industriousness of the participants and the conditions of the marketplace. None of the participants in the process will have any past business relationship with management. To date the Company has paid certain consultants with stock for services rendered but has not entered into any definitive agreements nor understandings regarding retention of any of the consultants already remunerated to assist the Company in its search for business opportunities.

     The Company does not intend to restrict its search to any specific kind of industry or business. The Company may investigate and ultimately acquire a venture that is in its preliminary or development stage, is already in operation, or in various stages of its corporate existence and development. Management cannot predict at this time the status or nature of any venture in which the Company may participate. A potential venture might need additional capital or merely desire to have its shares publicly traded. The most likely scenario for a possible business arrangement would involve the acquisition of, or merger with, an operating business that does not need additional capital, but which merely desires to establish a public trading market for its shares. Management believes that the Company could provide a potential public vehicle for a private entity interested in becoming a publicly held corporation with this registration statement.

Evaluation
     Once the Company has identified a particular entity as a potential acquisition or merger candidate, management will seek to determine whether acquisition or merger is warranted or whether further investigation is necessary. Such determination will generally be based on management's knowledge and experience, (limited solely to working history - See "Directors, Executive Officers, etc.") or with the assistance of outside advisors and consultants evaluating the preliminary information available to them. Management may elect to engage outside independent consultants to perform preliminary analysis of potential business opportunities. However, because of the Company's limited capital it may not have the necessary funds for a complete and exhaustive investigation of any particular opportunity. Management will not devote full time to finding a merger candidate, will continue to engage in outside unrelated activities, and anticipates devoting no more than an average of five (5) hours weekly to such undertaking.
     In evaluating such potential business opportunities, the Company will consider, to the extent relevant to the specific opportunity, several factors including potential benefits to the Company and its shareholders; working capital, financial requirements and availability of additional financing; history of operation, if any; nature of present and expected competition; quality and experience of management; need for further research, development or exploration; potential for growth and expansion; potential for profits; and other factors deemed relevant to the specific opportunity.
     Because the Company has not located or identified any specific business opportunity as of the date hereof, there are certain unidentified risks that cannot be adequately expressed prior to the identification of a specific business opportunity. There can be no assurance following consummation of any acquisition or merger that the business venture will develop into a going concern or, if the business is already operating, that it will continue to operate successfully. Many of the potential business opportunities available to the Company may involve new and untested products, processes or market strategies which may not ultimately prove successful.
     At this time the Company is evaluating a number of opportunities. If any of these opportunities are pursued with a view to acquisition or merger, the Company will file a post-effective registration statement to effect this mergeror acquisition.
     In addition the potential business that may be acquired must produce audited financial statements for the last 2 years. If the potential acquisition has not been existence for 2 years then audited financial statements will be required for such shorter period. If the potential acquisition is a private company, there is a good chance that the financial statements have not been audited and our company will not be able merge with this potential acquisition for the purposes of going public unless such financial statements are audited.

Form of Potential Acquisition or Merger

     Presently the Company cannot predict the manner in which it might participate in a prospective business opportunity. Each separate potential opportunity will be reviewed and, upon the basis of that review, a suitable legal structure or method of participation will be chosen. The particular manner in which the Company participates in a specific business opportunity will depend upon the nature of that opportunity, the respective needs and desires of the Company and management of the opportunity, and the relative negotiating strength of the parties involved. Actual participation in a business venture may take the form of an asset purchase, lease, joint venture, license, partnership, stock purchase, reorganization, merger or consolidation. The Company may act directly or indirectly through an interest in a partnership, corporation, or other form of organization, however, the company does not intend to participate in opportunities through the purchase of minority stock positions.

     Because of the Company's current status of inactivity since inception June 4, 2001, and its concomitant lack of assets and relevant operating history, it is likely that any potential merger or acquisition with another operating business will require substantial dilution to the Company's existing shareholders' interests. There will probably be a change in control of the Company, with the incoming owners of the targeted merger or acquisition candidate taking over control of the Company. Management has not established any guidelines as to the amount of control it will offer to prospective business opportunity candidates, since this issue will depend to a large degree on the economic strength and desirability of each candidate, and the corresponding relative bargaining power of the parties. However, management will endeavor to negotiate the best possible terms for the benefit of the Company's shareholders as the case arises. Management may actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition. In such an event, existing shareholders may not be afforded an opportunity to approve or consent to any particular stock buy-out transaction. However the terms of the sale of shares held by present management of the Company will be extended equally to all other current shareholders.

     Management does not have any plans to borrow funds to compensate any persons, consultants, or promoters in conjunction with its efforts to find and acquire or merge with another business opportunity. Management does not have any plans to borrow funds to pay compensation to any prospective business opportunity, or shareholders, management, creditors, or other potential parties to the acquisition or merger. In either case, it is unlikely that the Company would be able to borrow significant funds for such purposes from any conventional lending sources. With this registration statement the Company hopes to raise enough funds that will allow it to go public and make a serious effort to acquire or merge with a suitable candidate. Management will also endeavor to raise funds through he private sale of its securities. Such a private sale would be limited to persons exempt under the Commission's Regulation D or other rule, or provision or exemption, if any applies. However, no private sales are contemplated by the Company's management at this time until the stock can be registered for sale under this registration. If a private sale of the Company's securities is deemed appropriate in the future, management will endeavor to acquire funds on the best terms available to the Company. However, there can be no assurance that the Company will be able to obtain funding when and if needed, or that such funding, if available, can be obtained on terms reasonable or acceptable to the Company. The Company does not anticipate using Regulation S promulgated under the Securities Act of 1933 to raise any funds any time within the next year, subject only to its potential applicability after consummation of a merger or acquisition.
     In the event of a successful acquisition or merger, a finder's fee, in the form of cash or securities of the Company, may be paid to persons instrumental in facilitating the transaction and escrowed in accordance to Rule 419. The Company has not established any criteria or limits for the determination of a finder's fee, although most likely an appropriate finder's fee will be negotiated between the parties, including the potential business opportunity candidate, based upon economic considerations and reasonable value as estimated and mutually agreed upon at that time. A finder's fee would only be payable upon completion of the proposed acquisition or merger in the normal case, and management does not contemplate any other arrangement at this time. Current management has not in the past used any particular consultants, advisors or finders. Management has not actively undertaken a search for, nor retention of, any finder's fee arrangement with any person. It is possible that a potential merger or acquisition candidate would have its own finder's fee arrangement, or other similar business brokerage or investment banking arrangement, whereupon the terms may be governed by a pre-existing contract; in such case, the Company may be limited in its ability to affect the terms of compensation, but most likely the terms would be disclosed and subject to approval pursuant to submission of the proposed transaction to a vote of the Company's shareholders. Management cannot predict any other terms of a finder's fee arrangement at this time. If such a fee arrangement was proposed, independent management and directors would negotiate the best terms available to the Company so as not to compromise the fiduciary duties of the representative in the proposed transaction, and the Company would require that the proposed arrangement would be submitted to the shareholders for prior ratification in an appropriate manner.
     Management does not contemplate that the Company would acquire or merge with a business entity in which any officer or director of the Company has an interest. Any such related party transaction, however remote, would be submitted for approval by an independent quorum of the Board of Directors and the proposed transaction would be submitted to the shareholders for prior ratification in an appropriate manner. The Company's management has not had any contact, discussions, or other understandings regarding any particular business opportunity at this time, regardless of any potential conflict of interest issues. Accordingly, the potential conflict of interest is merely a remote theoretical possibility at this time.

Possible Blank Check Company Status

     It is believed at this time that the Company will be classified as a blank check company and as such is subject to Rule 419 in connection with the raising of capital. The effects of Rule 419 are discussed in this registration statement elsewhere.

Rights of Shareholders

     The  Company  does  intend  to  provide  its  shareholders   with  complete
disclosure documentation including audited financial statements concerning a target company and its business prior to any mergers or acquisitions.

Competition

     Because the Company has not identified any potential acquisition or merger candidate, it is unable to evaluate the type and extent of its likely competition. The Company is aware that there are several other public companies with only nominal assets that are also searching for operating businesses and other business opportunities as potential acquisition or merger candidates. The Company will be in direct competition with these other public companies in its search for business opportunities and, due to the Company's limited funds, it may be difficult to successfully compete with these other companies.

Employees

     As of the date hereof, the Company does not have any employees and has no plans for retaining employees until such time as the Company's business warrants the expense, or until the Company successfully acquires or merges with an operating business. The Company may find it necessary to periodically hire part-time clerical help on an as-needed basis. The funds needed in this case will be advanced by Mr. Winick.

Facilities

     The Company is currently using at no cost to the Company, as its principal place of business offices of one of its directors and officer (provided at no cost), located in Thornhill, Ontario Canada. Although the Company has no written agreement and pays no rent for the use of this facility, it is contemplated that at such future time as an acquisition or merger transaction may be completed, the Company will secure commercial office space from which it will conduct its business. Until such an acquisition or merger, the Company lacks any basis for determining the kinds of office space or other facilities necessary for its future business. The Company has no current plans to secure such commercial office space. It is also possible that a merger or acquisition candidate would have adequate existing facilities upon completionof such a transaction, and the Company's principal offices may be transferred to such existing facilities.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
PLAN OF OPERATIONS

     The Company is considered a development stage company with limited assets or capital, and with no operations or income since inception June 4, 2001. The costs and expenses associated with the preparation and filing of this registration statement and other operations of the Company have been paid for by a shareholder, specifically Mr. Marvin N. Winick (see Security Ownership of Certain Beneficial Owners and Management Marvin N. Winick is one of the controlling shareholders). Mr. Winick has agreed to pay future costs associated with filing future reports under Exchange Act of 1934 if the Company is unable to do so. It is anticipated that the Company will require only nominal capital to maintain the corporate viability of the Company and any additional needed funds will most likely be provided by the Company's existing shareholders or its sole officer and director in the immediate future. Current shareholders have not agreed upon the terms and conditions of future financing and such undertaking will be subject to future negotiations, except for the express commitment of Mr. Winick to fund required 34 Act filings. Repayment of any such funding will also be subject to such negotiations. However, unless the Company is able to facilitate an acquisition of or merger with an operating business or is able to obtain significant outside financing, there is substantial doubt about its ability to continue as a going concern.

     In the opinion of management, inflation has not and will not have a material effect on the operations of the Company until such time as the Company successfully completes an acquisition or merger. At that time, management will evaluate the possible effects of inflation on the Company as it relates to its business and operations following a successful acquisition or merger.

     Management plans may but do not currently provide for experts to secure a successful acquisition or merger partner so that it will be able to continue As a going concern. In the event such efforts are unsuccessful, contingent Plans have been arranged to provide that the current Director of the Company is to fund required future filings under the 34 Act, and existing shareholders have expressed an interest in additional funding if necessary to continue the Company as a going concern.

Plan of Operation

     During the next twelve months, the Company will actively seek out and investigate possible business opportunities with the intent to acquire or merge with one or more business ventures. In its search for business opportunities, management will follow the procedures outlined above Because the Company has limited funds, it may be necessary for the officers and directors to either advance funds to the Company or to accrue expenses until such time as a successful business consolidation can be made. The Company will not require that the funds advanced by the officers and directors be repaid immediately by the target company.

     These funds will show as an accounts payable on the records of the Company to be repaid at such time as there are funds available to repay such advances. Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, the Company's directors will defer any compensation until such time as an acquisition or merger can be accomplished and will strive to have the business opportunity provide their remuneration.

     However, if the Company engages outside advisors or consultants in its search for business opportunities, it may be necessary for the Company to attempt to raise additional funds. As of the date hereof, the Company has not made any arrangements or definitive agreements to use outside advisors or consultants or to raise any capital. In the event the Company does need to raise capital most likely the only method available to the Company would be the private sale of its securities. Because of the nature of the Company as a development stage company, it is unlikely that it could make a public sale of securities or be able to borrow any significant sum from either a commercial or private lender. There can be no assurance that the Company will able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

     The Company does not intend to use any employees, with the possible exception of part-time clerical assistance on an as-needed basis. Outside advisors or consultants will be used only if they can be obtained for minimalcost or on a deferred payment basis. Management is convinced that it will be able to operate in this manner and to continue its search for business opportunities during the next twelve months.


Description of Property

     The information required by this Item is not applicable to this Form SB-2 due to the fact that the Company does not own or control any material property. There are no preliminary agreements or understandings with respect to office facilities in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 5, 2001, the following table sets forth information regarding all securities sold by us to shareholders with greater than 5%, officers and directors.

                                                  Aggregate
Name of         Date of    Class of    Number of   Purchase     Form of
Purchasers       Sale     Securities  Securities     Price    Consideration
LLAP Trust(1)   6/5/2001   Common      395,400      395         Services

Daniel Aufgang  6/5/2001   Common      265,700      266         Services

Les Fried       6/5/2001   Common      298,900      299         Services

Reuven Schwartz 6/5/2001   Common       30,000       30         Services

Marvin Winick   6/5/2001   Common       50,000       50         Services


(1)      LLAP Trust is indirectly beneficially owned by Karen Libi

     (1) These individuals have expended time and effort as consultants in trying to locate a suitable merger candidate for the Company. Since the Company and Mr. Winick have limited cash resources to pay such consultants, these consultants whether officers or directors, chose to accept stock for services rendered and expenses that they may have occurred on behalf of the Company in exchange for common stock in the Company.


     In addition Mr. Winick and Mr. Klein have paid for the cost and expenses associated with the filing of this Form SB-2 and other operations of the Company.

     At the current time, the Company has no provision to issue any additional securities to management, promoters or their respective affiliates or associates. At such time as the Board of Directors adopts an employee stock option or pension plan, any issuance would be in accordance with the terms thereof and proper approval. Although the Company has a very large amount of authorized but unissued Common Stock and Preferred Stock which may be issued without further shareholder approval or notice, the Company intends to reserve such stock for the Rule 504, 505 and 506 offerings for acquisitions.

     From inception(June 4, 2001), there have not been any other transactions except as disclosed above between the Company and any officer, director, nominee for election as director, or any shareholder owning greater than five percent (5%) of the Company's outstanding shares, nor any member of the above referenced individuals' immediate family except as described above.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     At this time the Company shares are not listed on any stock exchange And therefore there is no public trading market.

     (i) there are no outstanding options or warrants or convertible securities at this time;

     (ii) there are no shares offered pursuant to Rule 144; or

     (iii) there are no shares offered pursuant to an employee benefit plan or dividend reinvestment plan.

     (iv) there are no shares of common stock owned by security holders that being offered for sale in this registration statement. The shares being offered herein, are from treasury.

     (v) there does not exist at this time any agreement with individuals who are shareholders which are deemed to be promoters, affiliates and who may act as underwriters to register their stock. If and when the situation arises where such shareholders are to sell or transfer their securities, the Company will undertake to register such stock in conformity with the January 31, 2000 letter written by Ken Worm.


     At  present  there  are 5  holders  of  shares  of  common  stock  totaling
1,000,000.

EXECUTIVE COMPENSATION

     The Company has not had a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors. The Company has not paid any salaries or other compensation to its officers, directors or employees since incorporation. Further, the Company has not entered into an employment agreement with any of its officers, directors or any other persons and no such agreements are anticipated in the immediate future. It is intended that the Company's director will defer any compensation until such time as an acquisition or merger can be accomplished.


FINANCIAL STATEMENTS

     The financial statements include the year ended December 31, 2002 and the quarter ended March 31, 2003 and are presented as follows:

                                THE GIZMO COMPANY
                          (A Development Stage Company)


                              Financial Statements
                                December 31, 2002

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
The Gizmo Company


     We have audited the accompanying balance sheet of The Gizmo Company (A Development Stage Company) as of December 31, 2002 and December 31, 2001, and the related statement of operations, cash flows, and changes in stockholders' equity for the year then ended and from inception (June 4, 2001) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with auditing standards generally accepted in the United States Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Gizmo Company at December 31, 2002 and December 31, 2001, and the results of their operations and their cash flows for the year then ended and from inception(June 4, 2001) to December 31, 2001 in conformity with accounting principles generally accepted in the United States.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern unless it is able to generate sufficient cash flows to meet its obligations and sustain its operations. Management's plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Michael Johnson & Co., LLC
Denver, Colorado
March 12, 2003

                                The Gizmo Company
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                DECEMBER 31, 2002


                                                     2002        2001

ASSETS:
Current Assets:
  Cash                                             $   -       $   -
                                                    --------    -------
Total Current Assets                                   -           -
                                                    --------    -------
Other Assets
Incorporation Costs                                    -           -
                                                    --------    -------
Total Other Costs                                      -           -
                                                    --------    -------

TOTAL ASSETS                                       $   -       $   -
                                                    ========    =======


LIABILITIES AND STOCKHOLDERS' EQUITY:

Current Liabilities:
Advance from shareholder                                545        545
                                                    -------     ------

TOTAL CURRENT LIABILITIES                               545        545
                                                    -------     ------

Stockholders' Equity:
  Preferred stock, $.001 par value, 5,000,000
   shares authorized: none outstanding                  -          -
  Common stock, $.001 par value, 50,000,000
   shares authorized, 1,000,000 shares issued and
    outstanding( 2001 - 1,000,000)                    1,000      1,000
  Deficit accumulated during the development stage   (1,545)    (1,545)
                                                   --------     ------

Total Stockholders' Equity                             (545)      (545)
                                                   --------     ------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY         $    -   $      -
                                                    =======    =======




The accompanying notes are an integral part of these financial statements.

                                The Gizmo Company
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002


                                                   From       From
                                                Inception  Inception
                                        Year     June 4,    June 4,
                                        Ended      2001      2001
                                        Dec 31,   to Dec     to Dec
                                         2002    31, 2001    31, 2002
INCOME                                $     -  $     -      $     -

OPERATING EXPENSES:
Professional Fees                          -         -            -
Amortization Expense                       -         -            -
Administrative Expenses                    -      1,545        1,545
                                       ------   -------      -------
Total Operating Expenses                   -      1,545        1,545
                                       ------   -------      -------

Net Loss from Operations             $     -   $ (1,545)    $ (1,545)
                                      =======   =======      =======

Weighted average number of
  shares outstanding                1,000,000   1,000,000
                                    =========   =========

Net Loss Per Share                   $    -      $ (0.001)
                                      =======     =======




















The accompanying notes are an integral part of these financial statements.

                                The Gizmo Company
                          (A Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
               FROM INCEPTION(JUNE 4, 2001) TO DECEMBER 31, 2002


                                                       Deficit
                                                     Accumulated
                                       Additional     During the
                        Common Stock    Paid-In      Development
                     Shares   Amount    Capital         Stage       Totals
Balance - June 4,
  2001                       $    -    $    -     $     -        $     -

Stock issued for
  services        1,000,000    1,000        -           -           1,000

Net loss for
  Period               -          -         -        (1,545)       (1,545)
                  ---------   ------     -------    -------       -------
Balance - December
       31, 2001   1,000,000 $  1,000   $    -     $  (1,545)     $   (545)

Stock issued for
  services             -          -         -           -              -

Net loss for year -
  December 31, 2002    -          -         -           -              -
                  ---------   ------     -------    -------       -------
Balance - December
       31, 2002   1,000,000 $  1,000   $    -     $  (1,545)     $   (545)
                  =========   ======     =======    =======       =======



















The accompanying notes are an integral part of these financial statements.

                                The Gizmo Company
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2002


                                                  From       From
                                                Inception  Inception
                                        Year     June 4,    June 4,
                                        Ended      2001      2001
                                        Dec 31,   to Dec    to Dec
                                         2002    31, 2001  31, 2002

Cash Flows From Operating Activities:
  Net (Loss)                           $   -    $ (1,545)  $   (1,545)
  Adjustments to reconcile net loss
    to net cash used in operating
      activities:
   Stock issued for services               -       1,000        1,000
   Changes in assets and liabilities:
    Increase in accounts payable           -         -            -
    Increase in Other Assets               -         -            -
                                        --------   -----      -------
                                           -       1,000        1,000
                                        --------   -----      -------

Net Cash Used in Operating Activities      -        (545)        (545)
                                        --------    -----     -------

Cash Flow From Financing Activities:
  Issuance of Common Stock                 -         -            -
  Advances from shareholder                -         545          545
                                        --------   -----      -------

  Net Cash Provided By Financing
        Activities                         -         545          545
                                        --------   -----      -------

Increase (Decrease) in Cash                -          -           -

Cash and Cash Equivalents - Beginning of
       period                              -          -           -
                                        --------   -----      -------

Cash and Cash Equivalents - End of
       period                          $   -      $   -     $     -
                                        ========    ======    =======

Supplemental Cash Flow Information:
  Interest paid                        $     -     $   -     $     -
                                        ========    ======    =======
  Taxes paid                           $     -     $   -     $     -
                                        ========    ======    =======




The accompanying notes are an integral part of these financial statements.

                                The Gizmo Company
                          (A Development Stage Company)
                          Notes To Financial Statements
                                December 31, 2002

Note 1 - General:

         Nature of Business

     The Gizmo Company(the "Company") was incorporated on June 4, 2001 under the laws of the State of Nevada. The Company's primary business operations are to seek out and acquire or meger with a viable entity. The Company intends to go public in order to raise funds to meet its business objectives.

         The Company's fiscal year end is December 31.

Note 2 - Summary of Significant Accounting Policies

         Basis of Presentation - Development Stage Company

     The Company has not earned any revenue from limited principal operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity (deficit) and cash flows disclose activity since the date of the Company's inception.

         Basis of Accounting

     The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

         Estimates

     The preparation of financial statements in conformity with accounting principles accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considered all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.

Net earning (loss) per share

     Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, Earnings per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, less shares subject to repurchase. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number ofcommon shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect is anti-dilutive.

                                The Gizmo Company
                          (A Development Stage Company)
                          Notes To Financial Statements
                                December 31, 2002

Note 2 - Summary of Significant Accounting Policies(continued)

         Income Taxes

     The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse.

Note 3 - Capital Stock Transactions

     The authorized capital common stock is 50,000,000 shares of common stock at $.001 par value. During the fiscal year ended December 31, 2001 the Company issued 1,000,000 shares of common stock for services rendered in the amount of $ 1,000.

Note 4 - Advance from Shareholder

     An officer of the Company advanced cash to the Company for start-up incorporation costs of $545. This advance was unsecured, bears no interest, and is due on demand.

                                The Gizmo Company
                          (A Development Stage Company)
                          Notes To Financial Statements
                                December 31, 2002

Note 5 -Income Taxes

     There has been no provision for U.S. federal, state, or foreign income taxes for Any period because the Company has incurred losses in all periods and for all Jurisdictions.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets are as follows:

Deferred tax assets
  Net operating loss carryforwards                       $  1,545
  Valuation allowance for deferred tax assets              (1,545)
                                                          -------
Net deferred tax assets                                  $    -
                                                          =======

     Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. As of December 31, 2002, the Company had net operating loss carryforwards of approximately $ 1,545 for federal and state income tax purposes. These carryforwards, if not utilized to offset taxable income begin to expire in 2017. Utilization of the net operating loss may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.

Note 6 - Going Concern:

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates continuation of the Company as a going concern. The Company has generated no revenues and current liabilities exceed current assets by $ 545.

     The future success of the Company is likely dependent on its ability to attain additional capital to develop its proposed business and ultimately, upon its ability to attain future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.

                                The Gizmo Company
                          (A Development Stage Company)

                          Interim Financial Statements

                                 March 31, 2003

                                The Gizmo Company
                         (A Development Stage Company)
                             INTERIM BALANCE SHEET
                                 MARCH 31, 2003
                                  (UNAUDITED)

                                                    MARCH 31,  DECEMBER 31,
                                                      2003        2002
                                                  (UNAUDITED)   (AUDITED)

ASSETS
Current Assets
Cash                                             $     -       $   -
                                                  --------      -------

Total Current Assets                                   -           -
                                                  --------      -------

Other Assets
Incorporation costs                                    -           -
                                                  --------      -------

Total Other Assets                                     -           -
                                                  --------      -------

TOTAL ASSETS                                     $     -     $     -
                                                  ========      =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable                                 $     -     $     -
Advance from shareholder                               545          545
                                                  --------      -------

TOTAL CURRENT LIABILITIES                              545          545
                                                  --------      -------

Stockholders' Equity
Preferred stock, authorized 5,000,000 shares
 par value $ .001: none outstanding
Common stock, authorized 50,000,000 shares,
 par value $ .001, issued and outstanding
  - 1,000,000(December 31, 2002 - 1,000,000)        1,000        1,000
Deficit accumulated during the development stage   (1,545)      (1,545)
                                                 --------      -------

Total Stockholders' Equity                           (545)        (545)
                                                 --------      -------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $    -      $      -
                                                 ========     ========

The accompanying notes are an integral part of these financial statements

                               The Gizmo Company
                         (A Development Stage Company)
                        INTERIM STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2003
                                  (UNAUDITED)


                                                  From           From
                           Three        Three   June 4, 2001 June 4, 2001
                           Months      Months   (Inception)   (Inception)
                      Ended Mar 31, Ended Mar 31, To Dec 31,  To March 31
                          2003        2002          2002        2003
                      (UNAUDITED)  (UNAUDITED)  (AUDITED)    (UNAUDITED)
INCOME                   $    -       $    -       $   -       $    -
                          -------      -------     ------        -------

OPERATING EXPENSES
Professional Fees             -            -           -            -
Amortization Expenses         -            -           -            -
Administrative Expenses       -            -      (1,545)        (1,545)
                          -------      -------    -------         ------

Total Operating Expenses      -            -      (1,545)        (1,545)
                          -------      -------    -------         ------

Net Loss from Operations $    -      $     -    $ (1,545)       $(1,545)
                          =======      =======    =======         ======

Weighted average number of
  shares  outstanding    1,000,000   1,000,000 1,000,000      1,000,000
                        ==========   ========= =========      =========

Net Loss Per Share       $ (.001)    $ (.001)    $ (.001)       $ (.001)
                          ======      ======      =======        =======


The accompanying notes are an integral part of these financial statements.

                                The Gizmo Company
                         (A Development Stage Company)
                        INTERIM STATEMENT OF CASH FLOWS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2003
                                  (UNAUDITED)


                                    THREE   THREE     FROM         FROM
                                    MONTHS  MONTHS   JUNE 4,      JUNE 4,
                                     ENDED  ENDED     2001         2001
                                    MARCH   MARCH    (Inception) (Inception)
                                     31,      31,     to Dec 31,   to March
                                    2003     2002       2002        31, 2003
                                (UNAUDITED)(UNAUDITED)(AUDITED)  (UNAUDITED)
Cash Flows From Operating Activities:
  Net (Loss)                        $   -   $    -    $ (1,545)  $ (1,545)
  Adjustments to reconcile net loss
    to net cash used in operating
      activities:
   Stock issued for services            -        -       1,000      1,000
   Changes in assets and liabilities:
    Increase in accounts payable        -        -         -          -
    Increase in Other Assets            -        -         -          -
                                    -------  -------    ------    -------
                                        -        -       1,000      1,000
                                    -------  -------    ------    -------

Net Cash Used in Operating
       Activities                       -        -        (545)      (545)
                                    -------  -------    ------    -------

Cash Flow From Financing Activities:
  Issuance of Common Stock              -        -          -         -
  Advances from shareholder             -        -         545        545
                                    -------  -------    ------    -------
  Net Cash Provided By Financing
        Activities                      -        -         545        545
                                    -------  -------    ------    -------

Increase (Decrease) in Cash             -        -         -          -

Cash and Cash Equivalents - Beginning
    of period                           -        -         -          -
                                    -------  -------    ------    -------

Cash and Cash Equivalents - End of
       period                      $    -   $    -     $   -      $   -
                                    =======  =======    ======    =======

Supplemental Cash Flow Information:
  Interest paid                   $     -   $    -     $   -      $   -
                                    =======  =======    ======    =======
  Taxes paid                      $     -   $    -     $   -      $   -
                                    =======  =======    ======    =======

The accompanying notes are an integral part of these financial statements

                                The Gizmo Company
                         (A Development Stage Company)
              Interim Statement of Changes in Stockholders' Equity
                  FROM INCEPTION(JUNE 4, 2001) TO MARCH 31, 2003
                                  (UNAUDITED)



                                                  Deficit
                                                Accumulated
                                     Additional  During the
                     Common Stock      Paid-In   Development
                Shares   Amount        Capital     Stage        Totals
Balance - June 4,
  2001                       $    -    $    -     $     -        $     -

Stock issued for
  services        1,000,000    1,000        -           -           1,000

Net loss for
  Period               -          -         -        (1,545)       (1,545)
                  ---------   ------    -------    --------        ------
Balance - December
       31, 2001   1,000,000 $  1,000   $    -     $  (1,545)      $  (545)

Stock issued for
    Services           -          -         -           -              -

Net loss for
    period             -          -         -           -              -
                  ----------  ------    -------     -------        -------
Balance - December
   31, 2002       1,000,000 $  1,000   $    -     $  (1,545)     $   (545)

Net loss for
  Period               -          -         -           -              -
                  ---------   ------    -------     -------        -------

Balance - March
   31, 2003       1,000,000 $  1,000   $    -     $  (1,545)     $   (545)
                  =========  =======    =======    ========        =======


The accompanying notes are an integral part of these financial statements.

                                The Gizmo Company
                         (A Development Stage Company)
                     Notes To Interim Financial Statements
                                 March 31, 2003
                                  (UNAUDITED)


Note 1 - General:

         Nature of Business

     The Gizmo Company (the "Company") was organized on June 4, 2001, under the laws of the State of Nevada, having the stated purpose of engaging in any lawful activities. The Company was formed with the contemplated purpose to seek out and merge or acquire a viable entity. The Company intends to go public in order to meet its business objectives.

         The Company's fiscal year end is December 31.

Note 2 - Summary of Significant Accounting Policies

         Basis of Presentation - Development Stage Company

     The Company has not earned any revenue from limited principal operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity (deficit) and cash flows disclose activity since the date of the Company's inception.

         Basis of Accounting

     The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. In the opinion of management, these interim financial statements include all adjustments necessary in order to make them not misleading.

         Estimates

     The preparation of financial statements in conformity with accounting principles accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

         Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considered all cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.

                                The Gizmo Company
                         (A Development Stage Company)
                     Notes To Interim Financial Statements
                                 March 31, 2003
                                  (Unaudited)


Note 2 - Summary of Significant Accounting Policies(continued)

         Net earning (loss) per share

     Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, Earnings per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, less shares subject to repurchase. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect is anti-dilutive.

         Income Taxes

     The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse.

Note 3 - Capital Stock Transactions

     The authorized capital common stock is 50,000,000 shares of common stock at $.001 par value. During this fiscal year ended December 31, 2001 the Company issued 1,000,000 shares of common stock for services rendered in the amount of $ 1,000.

Note 4 - Advance from Shareholder

     An officer of the Company advanced cash to the Company for start-up incorporation costs of $545. This advance was unsecured, bears no interest, and is due on demand.

                                The Gizmo Company
                         (A Development Stage Company)
                     Notes To Interim Financial Statements
                                 March 31, 2003
                                  (Unaudited)

Note 5 -Income Taxes

     There has been no provision for U.S. federal, state, or foreign income taxes for any period because the Company has incurred losses in all periods and for all jurisdictions.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets are as follows:

Deferred tax assets
  Net operating loss carryforwards                       $  1,545
  Valuation allowance for deferred tax assets              (1,545)
                                                          -------
Net deferred tax assets                                  $    -
                                                          =======

     Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. As of March 31, 2003, the Company had net operating loss carryforwards of approximately $ 1,545 for federal and state income tax purposes. These carryforwards, if not utilized to offset taxable income begin to expire in 2017. Utilization of the net operating loss may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.

Note 6 - Going Concern:

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates continuation of the Company as a going concern. The Company has generated no revenues and current liabilities exceed current assets by $ 545.

     The future success of the Company is likely dependent on its ability to attain additional capital to develop its proposed business, and ultimately, upon its ability to attain future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

     There have been no changes in accountants or disagreements with our present accountants on financial disclosure.



ITEMS THAT ARE NOT A PART OF THIS PROSPECTUS
--------------------------------------------

                                     PART II
                                    ---------


INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article XI of the Company's Articles of Incorporation contains provisions providing for the indemnification of directors and officers of the Company as follows:

     (a) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is otherwise serving at the request of the corporation asa director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct is unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

     (b) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not, opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which suchperson shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under Section (a) or (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for purpose.

     (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition or such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     (f) The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at therequest of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

     (g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Amended Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such a person.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not Applicable

RECENT SALES OF UNREGISTERED SECURITIES

     There have been no recent sales of unregistered securities to date except as described above.

UNDERTAKINGS

     The Company undertakes in connection with Rule 415 of the Securities Act of 1933 to file during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any prospectus as required by Section 10(a)(3) of the Securities Act of 1933 and to reflect in a post-effective amendment any material changes that may effect this registration statement subsequently, including the naming of its underwriters in connection with at the market offerings.

     The Company also undertakes notwithstanding the foregoing, any increase or decrease in volume of securities offered(if the total dollar value of securities would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range to reflect in the prospectus as filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     The Company also undertakes for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     The Company further undertakes to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     If in the future the Company decides to offer the securities to existing security holders under warrants and rights and if any securities are reoffered to the public and/or underwriters with modification, the Company will also undertake to file a post-effective amendment.

     If the offering is to be done in the future with competitive bidding, the Company will use its best efforts to distribute to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus as contained in the registration statement, together with any supplements and file an amendment to the registration statement reflecting the result of the bidding, the terms of the reoffering and related matters, unless we decide that there will be no further public offering of such securities.




EXHIBITS

Index to Exhibits

         The following exhibits are filed with this Registration Statement:

Exhibit No.                         Exhibit Name
3(i).1                   Articles of Incorporation filed June 4, 2001(1)

3(ii).1                  By-laws(1)

3(iii).1                 Amendment to by-laws.(1)

5.1                      Opinion of legal counsel - William Yarno

23                       Consent of independent accountants

99                       Escrow agreement



     (1) Incorporated by reference as these items appear in the Company's Form 10SB filed in 2001.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vaughan, in the Province of Ontario.


        The Gizmo Company


By:    /s/ Geoff Clein
       --------------------------
        Geoff Clein, President


By:  /s/ Marvin Winick
     ---------------------------
     Marvin Winick, Secretary/Treasuer

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacity and on the date stated:


/S/ Geoff Clein
--------------------
Geoff Clein
President and Director

Dated:               May 12, 2003


/s/ Marvin Winick
-------------------------
Marvin Winick
Secretary/Treasurer and Director

Dated:               May 12, 2003

                                                            Exhibit 5.1
                            William Yarno Law Offices Ltd.
                             (A Professional Law Corp)

314 Tideland Road
Broussard, LA 70518
Tel No. (337) 839-1107
Fax No. (337) 839-0091

May 12, 2003

Board of Directors
The Gizmo Company

Dear Sirs,

     We have acted as counsel to The Gizmo Company, a Nevada corporation In connection with the preparation and filing with the Securities and Exchange Commission (the "Commission" of a Registration Statement on Form SB-2 filed with the Commission on the date hereof (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended(the "Securities Act" an aggregate of 2,000,000 shares (the "Shares") of its common stock, $ .001 par value per share ("Common Stock").

     The shares, if and when sold, will be resold to the public by and the Company shall determine as. This opinion is being rendered in connection with the filing of the Registration Statement.

     In connection with this opinion, we have examined the Company's Articles of Incorporation and its By-laws, as amended, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we deemed relevant; and the Registration Statement and the exhibits thereto filed with the Commission.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified or photo static copies and the authenticity of the originals of such copies.

     We express no opinion as to the laws of the state or jurisdiction other than the State of Nevada("Nevada Law"), including the reported judicial Decisions interpreting Nevada Law, and the federal laws of the United States of America. To the extent that any other laws govern the matters to which we are opining herein, we have assumed, with your permission and without independent investigation, that such laws are identical to Nevada Law, and we are expressing no opinion herein as to whether such assumption is reasonable or correct. This opinion is limited to present laws and to the facts as they presently exist. We assume no obligation to update our opinion or to advise of any events, circumstances or developments that occur or are otherwise brought to our attention subsequent to the date hereof. We also assume no obligation to revise or supplement this opinion should the present federal laws of the United States, or present Nevada Law, change by legislative action, judicial decision, or otherwise. No opinion is expressed herein with respect to (a) the qualification of the Shares under the securities or blue-sky laws of any state or any foreign jurisdiction and (b) the antifraud provisions of any state or federal securities laws.

     The opinions set forth below are subject to the further qualification that enforceability may be:

     (1) limited by applicable bankruptcy, insolvency, moratorium, fraudulent or preferential transfer or conveyance, reorganization or other laws of general applicability relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application;

     (2) limited by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether applied by a court or law or equity);

     (3) subject to the effect of any public considerations or court decisions which may limit the rights of any person or entity to obtain indemnification; and subject to the effects of generally applicable rules of law that (a) limit or effect the availability of specific performance or provisions that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness or (b) provide that forum selection clauses are not necessarily binding on the court or courts in the forum selected.

     Based upon and subject to the foregoing assumptions, limitations and qualifications, we are of the opinion that:

     (i) the Shares, when issued and delivered in accordance with the terms and conditions of a Subscription Agreement and against payment therefore as contemplated by the Subscription Agreement, will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is deemed to be effective by the Commission.

     We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

WILLIAM YARNO, ATTORNEY AT LAW

By:  /s/ William Yarno

---------------------------

William Yarno

                                                            EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
The Gizmo Company

     We consent to incorporation of our report dated March 17, 2003, of the balance sheets of The Gizmo Company. as of December 31, 2002 and 2001 and the related statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in the December 31, 2002 annual report on Form 10-KSB of The Gizmo Company

s/s Michael Johnson

Michael Johnson & Co. LLC
May 12, 2003.

                                                        EXHIBIT 99


ESCROW AGREEMENT IN ACCORDANCE WITH RULE 419

UNDER THE SECURITIES ACT OF 1933


     ESCROW AGREEMENT dated as of March 1, 2003 (the 'Agreement') by and between the Corporations(the 'Companies') as set out in Appendix A attached hereto and forming a part of this Agreement and Archer Alexander Securities Corporation (the 'Escrow Agent'), collectively the 'Parties' and, individually, a 'Party').

     The Companies through their President or their designee will sell in their public offerings (the "Offering") up to 2,000,000 shares for each of the Companies, consisting of one share of common stock, par value of $ 0.001 (the 'Shares') as more fully described in the Companies' definitive Prospectuses comprising part of the Companies' Registration Statements on Form SB-2 (the 'Registration Statement') under the Securities Act of 1933, (the 'Securities Act'). The Companies desire that the Escrow Agent accept all offering proceeds with no deductions for amounts permitted to be released to the Company under Rule 419 to the Securities Act ('Rule 419'), a copy of which rule is attached hereto as an exhibit and made a part hereof, to be derived by the Company from the sale of the Shares (the 'Offering Proceeds'), as well as the share certificates representing the Shares issued in connection with the Offering, in escrow, to be held and disbursed as hereinafter provided.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the Parties agree as follows:

1.       Appointment of Escrow Agent.

     The Companies hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and will act in accordance with and subject to such terms.

2.       Deposit of Offering Proceeds and Share Certificates.

     Subject to Rule 419, upon the Companies' receipt and acceptance of subscriptions and Offering Proceeds, the Companies shall promptly deliver to the Escrow Agent such checks in the aggregate amount of the Offering Proceeds drawn to the order of the Escrow Agent or, alternatively, in the event that checks are drawn to the order of any of the Companies, they shall be endorsed by the respective Company for collection by the Escrow Agent and credited to the Escrow Account of that Company.

     All share certificates representing the Shares respectively, issued in connection with the Offering shall also be deposited by the respective Company or Companies directly into the Escrow Account of each Company promptly upon issuance. The identity of the purchasers of the securities shall be included on the stock certificates and other documents evidencing such securities. Securities held in the Escrow Account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights with respect to securities held in their names. No transfer or other disposition of securities held in the Escrow Account or any interest or dividends related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act and the rules thereunder.

3.       Disbursement of the Escrow Account

     Upon the earlier of (i) receipt by the Escrow Agent of a signed representation from the respective Company to the Escrow Agent, that the requirements of Rule 419 have been met, and consummation of an acquisition meeting the requirements of Rule 419 or (ii) written notification from the Company to the Escrow Agent to deliver the Offering Proceeds to another Escrow Agent in accordance with Paragraph 4 then, in such event, the Escrow Agent shall disburse the Offering Proceeds (inclusive of any interest or dividends thereon) to the Company and the securities to the purchasers or registered holders identified on the deposited securities or deliver the Offering Proceeds and securities to such other escrow agent, as the case may be, whereupon the Escrow Agent shall be released from further liability hereunder.

     Notwithstanding the foregoing, if the respective Company has not informed the Escrow Agent within 18 months after the date of the Prospectus in writing that an acquisition meeting the requirements of Rule 419 has occurred, funds held in the Escrow Account shall be returned by first class mail or equally prompt means pro rata to the purchasers and all securities held in the Escrow Account shall be returned to the respective Company within five business days following that date.

4.       Concerning the Escrow Agent

     The Escrow Agent shall not be liable for any actions taken or omitted by it, or any action suffered by it to be taken or omitted by it, in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provision, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.

     The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by in writing delivered to the Escrow Agent signed by the proper Party or Parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto. The Escrow Agent shall not be responsible for the sufficiency or accuracy, the form of, or the execution validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the person executing or delivering or purporting to execute or deliver any document or property paid or delivered by the Escrow Agent under the provisions hereof.

     The Escrow Agent shall not be liable for any loss which may be incurred by reason of any investment of any monies or properties which it holds hereunder. The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability for any action taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

     The Escrow Agent shall be indemnified and held harmless by each of the respective Companies from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way directly or indirectly arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any such expense or loss. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof shall be made against the other Parties, notify such Parties in writing; but the failure by the Escrow Agent to give such notice shall not relieve any Party form any liability which such Party may have to the Escrow Agent hereunder. Upon the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Account or it may deposit the Escrow Account with the clerk of any appropriate court or it may retain the Escrow Account pending receipt of a final, non-appealable order of a court having jurisdiction over all of the Parties directing to whom and under what circumstances the Escrow Account is to be disbursed and delivered.

     The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder. The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by its giving the Company at least thirty (30) days' prior written notice thereof. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new escrow agent is so appointed in the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Account with any court it deems appropriate.

     The Escrow Agent shall resign and be discharged from its duties as Escrow Agent hereunder if so requested in writing at any time by the Company, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided above. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability thereunder for its own gross negligence or its own willful misconduct.

     5.   Miscellaneous.

     This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the internal laws of the State of Nevada. This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the Party to be charged. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.


     This Agreement shall be binding upon and inure to the benefit of the respective Parties and their legal representatives, successors and assigns. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two (2) days after the date of mailing. The Parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

     WITNESS the execution of this Agreement as of the date first above written.



s/s/ Marvin Winick
---------------------------------

Marvin Winick, Secretary/Treasurer

     I have the authority to bind the respective Companies as set out in Appendix "A".

Dated:  February 28, 2003.

This Escrow Agreement is accepted as of the   15th  day of March, 2003


/s/ Archer Alexander Securities
--------------------------------

Escrow Agent

                                  APPENDIX "A"



Bellweather Corporation
Leonhardt Corporation
New Odeon Corporation
Quotidien Corporation
MNWBSC Investment Corporation
Creighton Corporation
Amante Corporation
CPW Capital Corporation
The Gizmo Company
Multimod Investments Inc.
Super Ventures Corporation
Easy.com, Inc.